Exhibit 10.46C

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement is made and entered into on the 6th day of March, 2007, among CSG SYSTEMS INTERNATIONAL, INC. (“CSGS”), a Delaware corporation, CSG SYSTEMS, INC. (“Systems”), a Delaware corporation, and EDWARD C. NAFUS (the “Executive”). CSGS and Systems collectively are referred to in this First Amendment and the Employment Agreement as the “Companies”.

* * *

WHEREAS, the Companies and the Executive entered into an Employment Agreement dated November 17, 1998 (the “Employment Agreement”), a First Amendment thereto dated January 11, 2005 (the “First Amendment”), and a Second Amendment thereto dated March 8, 2005 (the “Second Amendment”); and

WHEREAS, the Companies and the Executive desire to amend the Employment Agreement as herein set forth;

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained in this document, the Companies and the Executive agree as follows:

1. Paragraph 2 of the Employment Agreement hereby is amended in its entirety so as to read as follows:

“2. Term of Employment. The employment of the Executive under this agreement shall begin on the date of this agreement and shall continue until the first to occur of (a) the Executive’s death, (b) the effective date of the Executive’s voluntary resignation as an employee of the Companies, (c) the effective date of the termination of the Executive’s employment by the Companies by reason of the Executive’s disability pursuant to Paragraph 10(b) of this agreement, (d) the effective date of the termination of the Executive’s employment by the Companies for cause pursuant to Paragraph 10(c) of this agreement, (e) the effective date of the termination of the Executive’s employment by the Companies for any reason other than cause or the Executive’s death or disability pursuant to Paragraph 10(d) or Paragraph 10(e) of this agreement, or (f) the effective date of the termination of the Executive’s employment pursuant to Paragraph 10(f) of this agreement. Upon the termination of the employment of the Executive under this agreement, the applicable provisions of Paragraph 10 of this agreement shall become effective; and the Companies and the Executive thereupon and thereafter shall comply with the applicable provisions of Paragraph 10 of this agreement.”

2. Upon the execution of this Third Amendment to Employment Agreement, any subsequent reference to the Employment Agreement shall mean the Employment Agreement as amended by the First Amendment, the Second Amendment, and this Third Amendment to Employment Agreement. As amended by the First Amendment, the Second Amendment, and this Third Amendment to Employment Agreement, the Employment Agreement shall remain in full force and effect according to its terms.

IN WITNESS WHEREOF, each of the parties has caused this Third Amendment to Employment Agreement to be executed as of the date first set forth above.

CSG SYSTEMS INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ ROBERT M. SCOTT
Robert M. Scott, Executive Vice President and Chief Operating Officer

CSG SYSTEMS, INC., a Delaware corporation

By:	/s/ ROBERT M. SCOTT
Robert M. Scott, Executive Vice President
and Chief Operating Officer

/s/ EDWARD C. NAFUS
Edward C. Nafus

2